Restated Certificate of Incorporation
                               of
                  Honeywell International Inc.

       Honeywell International Inc., which was originally incorporated in the State of Delaware on May 13, 1985 under the name of East/West Newco Corporation, hereby certifies that this Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the corporation's certificate of incorporation as theretofore amended, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation. The text of the certificate of incorporation as heretofore amended is hereby restated to read in its entirety as follows:

     FIRST:    The   name   of  the  corporation   is   Honeywell
     International Inc.

     SECOND: The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD:   The purpose of the corporation is to engage in  any
lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code.

     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 2,040,000,000 shares of which 2,000,000,000 shares shall be Common Stock, par value $1.00 per share ("Common Shares"), and 40,000,000 shares shall be Preferred Stock, without par value ("Preferred Stock").

     FIFTH: From time to time the corporation may issue and may sell its authorized shares for such consideration per share (with respect to shares having a par value, not less than the par value thereof), either in money or money's worth of property or services, or for such other considerations, whether greater or less, now or from time to time hereafter permitted by law, as may be fixed by the Board of Directors; and all shares so issued shall be fully paid and nonassessable.

      No holder of any shares of any class shall as such holder have any preemptive right to subscribe for or purchase any other shares or securities of any class, whether now or hereafter authorized, which at any time may be offered for sale or sold by the corporation.

       Each holder of record of the Common Shares of the corporation shall be entitled to one vote for every Common Share standing in his name on the books of the corporation.

      The corporation may issue Preferred Stock from time to time in one or more series as the Board of Directors may establish by the adoption of a resolution or resolutions relating thereto, each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors pursuant to authority to do so, which authority is hereby granted to the Board of Directors.

     SIXTH:  The duration of the corporation is to be perpetual.

      SEVENTH:   Except  as otherwise provided  pursuant  to  the
provisions of this Certificate of Incorporation relating to the rights of certain holders of Preferred Stock to elect additional Directors under specified circumstances, the number of Directors of the corporation shall be determined from time to time in the manner described in the By-laws. The Directors, other than those who may be elected by the holders of Preferred Stock pursuant to this Certificate of Incorporation, shall be classified with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-laws, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1986, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1987, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1988, with the members of each class to hold office until their successors have been elected and qualified. At each annual meeting of stockholders, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. No Director need be a stockholder.

     Except as otherwise provided pursuant to this Certificate of Incorporation relating to the rights of certain holders of Preferred Stock to elect Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, or by a sole remaining director. Any Director elected in accordance with the preceding sentence shall hold office until the annual meeting of stockholders at which the term of office of the class to which such Director has been elected expires, and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

      Subject to the rights of certain holders of Preferred Stock to elect Directors under circumstances specified in this Certificate of Incorporation, any Director may be removed from office only for cause by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of Directors (the "Voting Stock"), voting together as a single class.

      Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article SEVENTH.

      EIGHTH: The By-laws of the corporation may contain provisions, not inconsistent with law or this Certificate of Incorporation, relating to the management of the business of the corporation, the regulation of its affairs, the transfer of its stock, the qualifications, compensation and powers and duties of its Directors and the time and place and the manner of calling the meetings of its stockholders and Directors.

      The Board of Directors may from time to time fix, determine and vary the amount of the working capital of the corporation, may determine what part, if any, (i) of its surplus or (ii) in case there shall be no such surplus, of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year shall be declared as dividends and paid to the stockholders, may determine the time or times for the declaration and payment of dividends, the amount thereof and whether they are to be in cash, property or shares of the capital stock of the corporation and may direct and determine the use and disposition of any surplus over and above the capital of the corporation.

      The Board of Directors may from time to time make, amend, supplement or repeal the By-laws; provided, however, that the stockholders may change or repeal any By-law adopted by the Board of Directors and provided further that no amendment or supplement to the By-laws adopted by the Board of Directors shall vary or conflict with any amendment or supplement adopted by the stockholders. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary,
Section 3 (Special Meetings) of Article II (Meetings of Shareholders) of the By-laws, Sections 2 (Number, Election and Terms) or 10 (Removal of Directors) of Article III (Directors) of the By-laws, or the final sentence of Article XI (Amendments) of the By-laws shall not be amended or repealed, and no provision inconsistent with any thereof shall be adopted, without the affirmative vote of the holders of at least 80% of the Voting Stock (as defined in Article SEVENTH), voting together as a single class. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, any provision of this paragraph.

      The Board of Directors shall, except as otherwise provided by law, this Certificate of Incorporation or the By-laws, exercise the powers of the corporation.

      Pursuant to the By-laws, an Executive Committee and/or one or more other committees may be appointed from among the Directors or otherwise, to which may be delegated any of or all the powers and duties of the Board of Directors, to the full extent permitted by law.

      Except  as  otherwise required by law and  subject  to  the rights of the holders of Preferred Stock pursuant to the provisions of this Certificate of Incorporation, special meetings of stockholders may be called only by the Chief Executive Officer or by the Board of Directors pursuant to a resolution approved by a majority of the then authorized number of Directors of the corporation (as determined in accordance with the By-laws). Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, any provision of this paragraph.

     No contract or other transaction of the corporation shall be void, voidable, fraudulent or otherwise invalidated, impaired or affected, in any respect, by reason of the fact that any one or more of the officers, Directors or stockholders of the corporation shall individually be party or parties thereto or otherwise interested therein, or shall be officers, directors or stockholders of any other corporation or corporations which shall be party or parties thereto or otherwise interested therein; provided that such contract or other transactions be duly authorized or ratified by the Board of Directors or Executive Committee, with the assenting vote of a majority of the disinterested Directors or Executive Committeemen then present, or, if only one such is present, with his assenting vote.

      NINTH:   No  stockholder action may be taken except  at  an
annual or special meeting of stockholders of the corporation and stockholders may not take any action by written consent in lieu of a meeting.

      Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock (as defined in Article SEVENTH), voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article NINTH.

      TENTH: Unless required by law or demanded by a stockholder of the corporation entitled to vote at a meeting of stockholders or determined by the chairman of such meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or his proxy if there be such proxy, and shall state the number of shares voted by such stockholder or proxy.

       ELEVENTH: (1) Elimination of Certain Liability of Directors. A Director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article ELEVENTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a Director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Section by the stockholders of the corporation shall not adversely affect any right or protection of a Director of the corporation existing at the time of such repeal or modification.

     (2)  Indemnification and Insurance.

      (A) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter, an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said Law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in paragraph (B) hereof with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter, an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking (hereinafter, an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter, a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise, and, provided further, that an advancement of expenses incurred by an employee other than a Director or officer in advance of the final disposition of a proceeding shall be made, unless otherwise determined by the Board of Directors, only upon delivery to the corporation of an undertaking by or on behalf of such employee to the same effect as any undertaking required to be delivered by a Director or officer.

      (B) Right of Indemnitee to Bring Suit. If a claim under paragraph (A) of this Section is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and
(ii) any suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the corporation.

       (C) Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested Directors or otherwise.

      (D) Insurance. The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

      (E) Indemnification of Agents of the Corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any agent of the corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of Directors, officers and employees of the corporation.

      TWELFTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this
Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      IN WITNESS WHEREOF, Honeywell International Inc. has caused this Restated Certificate of Incorporation to be executed in its corporate name on this 1st day of December, 1999.

                            Honeywell International Inc.



                                 By: /s/ Peter M. Kreindler

                                 _________________________
                                 Peter M. Kreindler
                                 Senior Vice President
                                 and General Counsel

[Corporate Seal]

ATTEST:



/s/ J. Edward Smith
______________________
 J. Edward Smith
 Assistant General Counsel
 and Assistant Secretary